Exhibit 99.1


                                 CERTIFICATION*

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350, as adopted), George A. Scangos, Chief Executive Officer of Exelixis, Inc. (the "Company"), and Glen Y. Sato, Chief Financial Officer of the Company, each hereby certify that, to the best of their knowledge:

1. The Company's Quarterly Report on Form 10-Q for the period ended March 31, 2003, to which this Certification is attached as Exhibit 99.1 (the "Periodic Report"), fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

In Witness Whereof, the undersigned have set their hands hereto as of the 5th day of May, 2003.

 /s/  George  A.  Scangos         /s/  Glen  Y.  Sato
 ------------------------         -------------------
 George A. Scangos                Glen  Y.  Sato
 President and Chief Executive    Senior Vice President, Chief Financial Officer
 Officer                          and General Counsel



* This certification "accompanies" the Quarterly Report on Form 10-Q, as amended, to which it relates, pursuant to Section 906 of the Sarbanes Oxley Act of 2002, and is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of Exelixis, Inc. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Quarterly Report on Form 10-Q), irrespective of any general incorporation language contained in such filing.

     A signed original of this written statement required by Section 906 has been provided to Exelixis, Inc. and will be retained by Exelixis, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.